Filed Pursuant to Rule 424(b)(3)
File Number 333-139880

PROSPECTUS SUPPLEMENT NO. 3

Prospectus Supplement dated February 20, 2007
to Prospectus Declared Effective on January 24, 2007
(Registration No. 333-139880)
As Supplemented by that Prospectus Supplement No. 1 dated January 31, 2007 and that Prospectus No. 2 dated February 12, 2007

AURIGA LABORATORIES, INC.

This Prospectus Supplement No. 3 supplements our Prospectus dated January 24, 2007, the Prospectus Supplement No. 1 dated January 31, 2007 and the Prospectus Supplement No. 2 dated February 12, 2007.

The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 3 together with the Prospectus and each prior Prospectus Supplement referenced above.

This Prospectus Supplement No. 3 includes the attached Current Report on Form 8-K of Auriga Laboratories, Inc. filed on February 20, 2007 with the Securities and Exchange Commission. Exhibits 99.1 and 99.2 thereto are incorporated herein by reference to such Current Report on Form 8-K of Auriga Laboratories, Inc. filed on February 20, 2007 with the Securities and Exchange Commission.

Our common stock is traded on the Over-the-Counter Bulletin Board under the trading symbol “ARGA.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is February 20, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): February 20, 2007

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2029 Century Park East, Suite 1130
Los Angeles, California 90067
(Address of principal executive offices (zip code))

678-282-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a – 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 7.01 Regulation FD

        Furnished herewith as Exhibit 99.1 is a copy of the slides to be used in connection with a presentation being given by the Registrant at Roth Capital Partners’ 19th Annual OC Conference on February 22, 2007.

Item 8.01 Other Events

        On February 20, 2007, the Registrant issued a press release announcing its total dispensed prescriptions for January 2007. A copy of the Registrant’s press release is attached hereto as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Slides for Presentation at Roth Capital Partners’ 19th Annual OC Conference.

99.2	Press Release of the Registrant dated February 20, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIGA LABORATORIES, INC.

By:	/s/ Charles R. Bearchell Charles R. Bearchell Chief Financial Officer

Dated: February 20, 2007